EXHIBIT 99.1

Monmouth Community Bancorp and Allaire Community Bank Complete Strategic Business Combination

LONG BRANCH, NEW JERSEY, January 3, 2005: Monmouth Community Bancorp (NASDAQ Small Cap Market: MCBK) (“Bancorp”) and Allaire Community Bank (NASDAQ OTC Bulletin Board: ALCY) (“Allaire”) announced today the closing of their strategic business combination, effective January 1, 2005. The business combination had been previously approved by all applicable regulatory authorities, the stockholders of Allaire and the shareholders of Bancorp. Concurrent with the closing of the transaction, Monmouth Community Bancorp changed its name to Central Jersey Bancorp. The transaction was accomplished by a one-for-one exchange of Central Jersey Bancorp common stock for each share of Allaire common stock issued and outstanding as of the effective date. Allaire’s common stock ceased trading on the NASDAQ OTC Bulletin Board at the close of business on December 31, 2004. Central Jersey Bancorp will trade on the NASDAQ SmallCap Market under the ticker symbol CJBK.

As soon as practicable, Allaire stockholders will be sent information explaining how to exchange their Allaire stock certificates for Central Jersey Bancorp stock certificates. An aggregate of 1,996,140 shares of Central Jersey Bancorp common stock will be issued to the Allaire stockholders, resulting in the total number of outstanding Central Jersey Bancorp shares of common stock to be approximately 3,856,865. No action needs to be taken by Monmouth Community Bancorp shareholders as, by virtue of the name change, each share of Monmouth Community Bancorp common stock represents one share of Central Jersey Bancorp common stock.

Central Jersey Bancorp intends to combine its two subsidiaries, Allaire Community Bank and Monmouth Community Bank, N.A., into a single national banking entity, to be named Central Jersey Bank, N.A., in the first half of 2005. This will provide the company with a uniform name and cost savings derived from operating efficiencies. Based on September 30, 2004 figures, the combined entity had in excess of $457 million in total assets and $419 million in total deposits ranking the newly named Central Jersey Bancorp in the top-ten market share for financial institutions operating in Monmouth County, New Jersey. This combination of two outstanding financial institutions will result in fourteen branch locations from Point Pleasant Boro, Ocean County to Little Silver, Monmouth County.

George S. Callas, Chairman of the Board of Directors of Central Jersey Bancorp said, “We are excited that the combination of Monmouth and Allaire has successfully concluded. The total number of bank branches of the combined organization allows us to have a significant presence in Central New Jersey.”

Carl F. Chirico, Vice Chairman of the Board of Directors of Central Jersey Bancorp noted, “This combination will result in franchise expansion and unlock the value of our combined assets for the benefit of our shareholders. We believe the combined entity will set a new and higher standard for community-based banking in our combined market areas. We intend to make our bank a larger, more successful community bank.”

James S. Vaccaro, President and Chief Executive Officer of Central Jersey Bancorp added, “We are committed to continue to provide the same outstanding quality service that our respective customers are accustomed to receiving. It is our intent to successfully integrate the best practices of each organization to create a superior financial institution.”

The Board of Directors of Central Jersey Bancorp consists of six directors from Monmouth Community Bancorp and six directors from Allaire Community Bank. George S. Callas will serve as Chairman, Carl F. Chirico will serve as Vice-Chairman and James S. Vaccaro will serve as President and Chief Executive Officer.

Statements about the future expectations of Central Jersey Bancorp, Monmouth Community Bank, N.A. and Allaire Community Bank, and all other statements in this press release other than historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this press release include statements about the management and operations of Central Jersey Bancorp These statements are not guarantees of future performance, involve certain risks, uncertainties, and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. In any forward-looking statement in which Central Jersey Bancorp expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: costs related to the merger; and other economic, business, competitive and/or regulatory factors affecting Central Jersey Bancorp’s business generally as set forth in filings with the Securities and Exchange Commission by Monmouth Community Bancorp prior to the combination.

Contacts:

James S. Vaccaro, President & CEO (732) 571-1300
Carl F. Chirico, Vice Chairman (732) 292-0500